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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 filed on or about June 8, 1999 of our report dated January 22, 1999, except for the last paragraph of Note 10 as to which the date is February 11, 1999, relating to the consolidated financial statements of Orange National Bancorp and subsidiary. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ McGladrey & Pullen, LLP


Anaheim, California
June 8, 1999